UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to

SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported): June 30, 2009

PACIFIC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone Street

Aberdeen, Washington 98520-5244

(360) 533-8870

(Address, including zip code, and telephone number,

including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02        Unregistered Sales of Equity Securities

On June 30, 2009, Pacific Financial Corporation (the "Corporation") completed the private sale of 1,112,515 shares of the Corporation's common stock and warrants to purchase a total of 278,128 additional shares of common stock, for total proceeds of $5,006,317.50. No underwriting discounts or commissions were paid in connection with these initial sales. Of the 19 purchasers, 5 were directors of the Corporation or their affiliated entities.

Warrants issued in the transaction have a five-year term, an exercise price of $6.50 per share, and are exercisable in whole or in part at any time upon written notice of exercise to the Corporation and payment in full of the aggregate exercise price. The exercise price and the number of shares covered by the warrants are subject to proportional adjustment in the event of any stock splits or stock dividends and other adjustment in the event of a recapitalization, merger, or consolidation affecting the Corporation's common stock.

The Corporation is seeking up to a total of $12,000,000 in capital (including amounts already raised) through the private offer and sale of up to 2,666,667 shares of the Corporation's common stock and warrants to purchase up to 666,667 additional shares on the terms of the initial sales described above. The Corporation will pay a six percent commission on any sales made by or through its placement agent. The reported sales of the Corporation's securities are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the safe harbor provisions of Rule 506 of Regulation D promulgated thereunder.

The securities being offered by the Corporation have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report shall not be construed as an offer to sell or the solicitation of an offer to buy any of the Corporation's securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: July 2, 2009	By:	/s/ Denise Portmann
Denise Portmann Chief Financial Officer

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